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Microfilm Number             Filed with the Department of State on Nov 17, 1997
                ------------                                      -------------

Entity Number  2075611                  /s/ Yvette Kane
             --------------- --------------------------------------------------
                                           Secretary of the Commonwealth

                 ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

    In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The NAME of the corporation is:  APOLLON, INC.
                                   -----------------------------------

2. The (a) ADDRESS of the corporation's current registered office in this Commonwealth or (b) NAME of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

         c/o Ballard Spahr Andrews & Ingersoll
    (a)  1735 Market Street       Philadelphia   PA      19103     Philadelphia
         ----------------------------------------------------------------------
          Number and Street            City      State     Zip        County

    (b)  c/o:
             -------------------------------------------------------------------
                   Name of Commercial Registered Office Provider      County

    For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.  The STATUTE by or under which it was incorporated is:  Business Corporation
                                                         ----------------------
    Law of 1988, as amended
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4.  The DATE of its incorporation is:  February 6, 1992
                                       ----------------------------------------

5.  (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

   X     The amendment shall be effective upon filing these Articles of
  ---    Amendment in the Department of State.

         The amendment shall be effective on:                at
  ---                                        ----------------   ---------------
                                                 Date               Hour

6.  (CHECK ONE OF THE FOLLOWING):

   X     The amendment was adopted by the shareholders (or members) pursuant to
  ---    15 Pa.C.S. Section 1914(a) and (b).

         The amendment was adopted by the board of directors pursuant to 15
  ---    Pa.C.S. Section 1914(c).

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7.  (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

         The amendment adopted by the corporation, set forth in full, is as
  ---    follows:





   X     The amendment adopted by the corporation is set forth in full in
  ---    Exhibit A attached hereto and made a part hereof.

8.  (CHECK IF THE AMENDMENT RESTATES THE ARTICLES):

         The restated Articles of Incorporation supersede the original Articles
  ---    and all amendments thereto.


         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this
17th    day of    November             , 1997.
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                                              APOLLON, INC.
                                  --------------------------------------------
                                         (Name of Corporation)

                                  BY:  /s/ James G. Murphy
                                     -----------------------------------------

                                  TITLE:   Vice President
                                        --------------------------------------


                                          2
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                                      EXHIBIT A
                                          TO
                                ARTICLES OF AMENDMENT
                                          OF
                                    APOLLON, INC.


    RESOLVED, that the voting rights, preferences, qualifications, privileges, limitations, options, conversion rights and other rights of the Corporation's Series C Convertible Preferred Stock as set forth in the Corporation's Articles of Incorporation, as amended (the "Series C Terms"), be amended in the following respects:

    The Series C Terms shall be amended and restated so that Subparagraph
(c)(vi) reads in full as follows:

         "(vi)     Notwithstanding the foregoing, holders of shares of Series C
    Convertible Preferred Stock shall have no right to require redemption under this Paragraph (c) if, prior to the exercise of their right to require redemption as provided in Subparagraph (i) above, there shall have occurred a closing or closings of a public sale or sales for the account of the Corporation of the Common Stock of the Corporation or securities convertible into or exchangeable for shares of Common Stock of the Corporation, where the aggregate sales price of the securities included in such sale or sales (before deduction of any underwriting commissions, discounts or concessions or expenses of sale) is at least $15,000,000.00."

    The Series C Terms shall be further amended by amending the first sentence of Subparagraph (e)(iii) to read as follows:

         "(iii)    All outstanding shares of Series C Convertible Preferred
    Stock shall be deemed automatically converted into shares of Common Stock at the Conversion Rate upon the occurrence of a closing of a public sale for the account of the Corporation of the Common Stock of the Corporation or securities convertible into or exchangeable for shares of Common Stock of the Corporation, where the aggregate sales price of securities included in such sale and in all other public sales for the account of the Corporation of the Common Stock of the Corporation or securities convertible into or exchangeable for shares of Common Stock of the Corporation closed prior thereto (before deduction of any underwriting commissions, discounts or concessions or expenses of sale) is at least $15,000,000.00."